Exhibit 21.1

Subsidiaries of Aleris International, Inc.

as of July 5, 2007

	Subsidiary	State or other jurisdiction of incorporation or organization
1.	Alchem Aluminum, Inc.	Delaware

2.	Alchem Aluminum Shelbyville Inc.	Delaware

3.	Aleris Aluminum Austria GmbH f/k/a Corus Aluminium Verkauf GmbH	Austria

4.	Aleris Aluminum Bitterfeld GmbH f/k/a Corus Aluminium Profiltechnik Bitterfeld GmbH	Germany

5.	Aleris Aluminum Bonn GmbH f/k/a Corus Aluminium Profiltechnik Bonn GmbH	Germany

6.	Aleris Aluminum Canada Holding 2, Inc. f/k/a Corus Aluminium Inc.	Canada

7.	Aleris Aluminum Canada L.P. f/k/a Corus L.P.	Canada

8.	Aleris Aluminum Denmark ApS	Denmark

9.	Aleris Aluminum Duffel BVBA f/k/a Corus Aluminium BVBA	Belgium

10.	Aleris Aluminum Europe, Inc. f/k/a Hoogovens Aluminium Europe Inc.	Delaware

11.	Aleris Aluminum France SAS	France

12.	Aleris Aluminum GmbH f/k/a Corus Aluminium GmbH	Germany

13.	Aleris Aluminum Italy Srl f/k/a Corus Aluminium Rolled Products, Italia Srl	Italy

14.	Aleris Aluminum Japan, Ltd. f/k/a Corus Aluminium Japan, Ltd.	Japan

15.	Aleris Aluminum Koblenz GmbH f/k/a Corus Aluminium Walzprodukte GmbH	Germany

16.	Aleris Aluminum Netherlands B.V. f/k/a Corus Aluminium Rolled Products B.V.	Netherlands

17.	Aleris Aluminum Sales Europe GmbH f/k/a Aleris Aluminium Products GmbH	Germany

18.	Aleris Aluminum Service Center NV f/k/a Corus Aluminium Service Center NV	Belgium

19.	Aleris Aluminum Spain, S.A. f/k/a Corus Aluminium Espana SA	Spain

20.	Aleris Aluminum UK Limited	United Kingdom

21.	Aleris Aluminum U.S. Sales, Inc. f/k/a Corus Aluminium Corp.	Delaware

22.	Aleris Aluminum Vogt GmbH f/k/a Corus Aluminium Profiltecknik GmbH	Germany

23.	Aleris Aluminum Vogt GmbH [sp z.o.o.] f/k/a Corus Aluminium Profiltechnik GmbH sp. z o.o.	Poland

24.	Aleris Asia Pacific International (Barbados) Ltd.	Barbados

25.	Aleris Asia Pacific Limited	Hong Kong

26.	Aleris Asia Pacific Zinc (Barbados) Ltd.	Barbados

27.	Aleris Belgium BVBA	Belgium

28.	Aleris Blanking and Rim Products, Inc. (formerly Indiana Aluminum Inc.)	Indiana

29.	Aleris Deutschland Beteiligungsunternehmen Duffel GmbH	Germany

30.	Aleris Deutschland Holding GmbH	Germany

31.	Aleris Deutschland Vier GmbH Co KG	Germany

32.	Aleris Deutschland Vierte Verwaltungs GmbH (1)	Germany

33.	Aleris do Brasil Holding Ltda. (formerly IMCO Brazil Holding Ltda.)	Brazil

34.	Aleris Light Gauge Products, Inc.	Delaware

35.	Aleris Gibraltar Limited	Gibraltar

36.	Aleris Global Luxembourg S.a.r.l	Luxembourg

37.	Aleris Holding Belgium BVBA	Belgium

38.	Aleris Holding Canada Limited	Canada

39.	Aleris Holding Luxembourg S.a.r.l	Luxembourg

40.	Aleris Holding Luxembourg S.a.r.l & Co. KG	Germany

41.	Aleris Hylite B.V. f/k/a Corus Hylite B.V.	Netherlands

42.	Aleris Inc.	Delaware

43.	Aleris Latasa Reciclagem S.A.	Brazil

44.	Aleris Luxembourg S.a.r.l	Luxembourg

45.	Aleris Mexico, S. de R.L. de C.V. (formerly IMCO Reciclaje de Mexico, S. de R.L. de C.V.)	Mexico

46.	Aleris Nevada Management, Inc.	Nevada

47.	Aleris New Gibraltar Limited	Gibraltar

48.	Aleris Nuevo Leon, S. de R.L. de C.V. (formerly IMCO Reciclaje de Nuevo Leon, S. de R.L de C.V.)	Mexico

49.	Aleris Ohio Management, Inc.	Delaware

50.	Aleris Reciclagem Ltda. (formerly IMCO Reciclagem de Materiais Indústria e Comércio Ltda.)	Brazil

51.	Aleris Reciclaje Servicios Administrativos, S. de R.L. de C.V. (formerly IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V.)	Mexico

52.	Aleris Reciclaje Servicios de Manufactura, S. de R. L. de C.V. (formerly IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V.)	Mexico

53.	Aleris Recycling (German Works) GmbH f/k/a VAW-IMCO Guß und Recycling GmbH	Germany

54.	Aleris Recycling Holding B.V. f/k/a IMCO Recycling Holding B.V.	Netherlands

55.	Aleris Recycling Netherlands B.V.	Netherlands

56.	Aleris Recycling (Swansea) Ltd. f/k/a IMCO Recycling (UK) Ltd.	United Kingdom

57.	Aleris (Shanghai) Trading Co. Ltd.	China

58.	Aleris South America Ltda.	Brazil

59.	Aleris Switzerland GmbH	Switzerland

60.	Aleris Technology (Netherlands) BV	Netherlands

61.	Aleris US Zinc (Changshu) Co. Ltd.	China

62.	Alerisalu Aluminum Portugal, Unipessoal, Lda. (formerly Hoogovens Aluminium Portugal Lda.)	Portugal

63.	ALSCO Holdings, Inc.	Delaware

64.	ALSCO Metals Corporation	Delaware

65.	Alumitech, Inc.	Delaware

66.	Alumitech of Cleveland, Inc.	Delaware

67.	Alumitech of Wabash, Inc.	Indiana

68.	Alumitech of West Virginia, Inc.	Delaware

69.	AWT Properties, Inc.	Ohio

70.	BUG-Alutechnik GmbH	Germany

71.	CA Lewisport, LLC	Delaware

72.	CI Holdings, LLC	Delaware

73.	Commonwealth Aluminum, LLC	Delaware

74.	Commonwealth Aluminum Concast, Inc.	Ohio

75.	Commonwealth Aluminum Lewisport, LLC	Delaware

76.	Commonwealth Aluminum Metals, LLC	Delaware

77.	Commonwealth Aluminum Sales Corporation	Delaware

78.	Commonwealth Aluminum Tube Enterprises, LLC	Delaware

79.	Commonwealth Financing Corp.	Delaware

80.	Commonwealth Industries, Inc.	Delaware

81.	Corus Aluminium Extrusions Tianjin Co Ltd(2)	China

82.	Corus Aluminium Japan Ltd.	Japan

83.	Duinlust Grundstucks GmbH	Germany

84.	Dutch Aluminum C.V.	Netherlands

85.	E Street Acquisition Corporation	Delaware

86.	ETS Schaefer Corporation	Ohio

87.	Grundstucksverwaltungsgesellschaft Objekt Wallershein GmbH	Germany

88.	Gulf Reduction Corporation	Delaware

89.	Hoogovens Aluminium Portugal Lda	Portugal

90.	IMCO Indiana Partnership L.P.	Indiana

91.	IMCO International, Inc.	Delaware

92.	IMCO Investment Company	Delaware

93.	IMCO Management Partnership L.P.	Texas

94.	IMCO Recycling of California, Inc.	Delaware

95.	IMCO Recycling of Idaho Inc.	Delaware

96.	IMCO Recycling of Illinois Inc.	Illinois

97.	IMCO Recycling of Indiana Inc.	Delaware

98.	IMCO Recycling of Michigan L.L.C.	Delaware

99.	IMCO Recycling of Ohio Inc.	Delaware

100.	IMCO Recycling of Utah Inc.	Delaware

101.	IMCO Recycling Services Company	Delaware

102.	IMCO Recycling (UK) Ltd.	England

103.	IMSAMET, Inc.	Delaware

104.	Imsamet of Arizona(3)	Arizona

105.	Interamerican Zinc, Inc.	Delaware

106.	MetalChem Handel GmbH	Germany

107.	MetalChem, Inc.	Pennsylvania

108.	Midwest Zinc Corporation	Delaware

109.	Rock Creek Aluminum, Inc.	Ohio

110.	Silver Fox Holding Corp.	Delaware

111.	U.S. Zinc Corporation	Delaware

112.	U.S. Zinc Export Corporation	Texas

113.	Western Zinc Corporation	California

(1)	50% owned.
(2)	61% owned.
(3)	70% owned.